UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

MESO NUMISMATICS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-56010	88-0492191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

433 Plaza Real Suite 275

Boca Raton, Florida 33432
(Address of principal executive offices, including zip code)

(800) 889-9509
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b -2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Intent

On July 1, 2019, Meso Numismatics, Inc. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with two sellers (the “Sellers”) for the purchase of 51% of the issued and outstanding membership units (the “Membership Units”) of Arkkosoft Smart Solutions S.A., a Costa Rica corporation (d/b/a Green Pay “Green Pay”). The Letter of Intent provides that, contingent upon the Company receiving financing in the amount of approximately One Million USD ($1,000,000), the purchase price of the Membership Units of Green Pay shall equal an amount of shares of the Company’s Series BB Preferred Stock (the “Series BB Preferred”) equal to approximately One Million Seven Hundred and Fifty Thousand USD ($1,750,000) (the “Purchase Price”). The Letter of Intent also provides that the Company and the Sellers will negotiate the terms of a definitive purchase and sale agreement (the “Purchase Agreement”) for the purchase of the Membership Units.

Subject to the execution of a Purchase Agreement, the Letter of Intent sets forth that, subject to certain terms and conditions, the Company may repurchase up to one-half of the shares of the Series BB Preferred issued to the Sellers in connection with the close of the Purchase Agreement.

This Letter of Intent may be terminated upon mutual written consent of the Company and the Seller at any time prior to July 15, 2019 if a Purchase Agreement has not been entered into with a final closing date.

On July 15, 2019, the Company issued a press release announcing the Letter of Intent (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto.

The foregoing descriptions of the Letter of Intent and the Press Release do not purport to be complete and are qualified in their entirety by reference to the Letter of Intent and the Press Release, which are filed as, respectively, Exhibits 10.1 and 99.1 hereto.

Item 9.01 Financial Statements Exhibits.

Exhibit
Number	Description
10.1	Letter of Intent dated July 8, 2019 by and between Meso Numismatics Inc. and Arkkosoft Smart Solutions S.A.
99.1	Press Release dated July 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meso Numismatics, Inc.

Date: July 15, 2019	By:	/s/ Melvin Pereira
Melvin Pereira
Chief Executive Officer

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